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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 71 to File No. 2-28871; Amendment No. 71 to File No. 811-1485) of Delaware Group Equity Funds III of our report dated August 12, 2005, included in the 2005 Annual Reports to shareholders.

                                                           Ernst & Young LLP


Philadelphia, Pennsylvania
October 25, 2005